Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No.’s 333-132755 and 333-122825) pertaining to the Amended and Restated 2001 Equity Incentive Plan, 2005 Non-Employee Director’s Stock Option Plan, and the 2005 Employee Stock Purchase Plan of Favrille, Inc. of our report dated March 27, 2006 with respect to the financial statements of Favrille, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

San Diego, California
March 27, 2006